Fasken Martineau DuMoulin LLP *
Barristers and Solicitors
Patent and Trade-mark Agents

2900 - 550 Burrard Street
Vancouver, British Columbia, Canada V6C 0A3

604 631 3131 Telephone
604 631 3232 Facsimile

www.fasken.com

FASKEN MARTINEAU

November 16, 2009

Augusta Resource Corporation
400 - 837 West Hastings Street
Vancouver, BC V6C 3N6

Dear Sirs/Mesdames:

Re: Registration Statement on Form S-8

We have acted as counsel to Augusta Resource Corporation, a corporation incorporated under the *Canada Business Corporations Act* (the "**Company**"), in connection with a Registration Statement on Form S-8 (the "**Registration Statement**") relating to the registration of 1,440,400 of the Company's common shares without par value (the "**Shares**"), issuable upon exercise of options granted or to be granted under the Company's Stock Option Plan, as amended (the "**Option Plan**") and common shares issued or to be issued under the Restricted Share Unit and Restricted Share Plan (together with the Option Plan, the "Plans").

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized, allotted and reserved for issue and, upon issuance and payment therefor in accordance with the terms of the Plan and any relevant agreements thereunder, will be validly issued as fully paid and nonassessable common shares of the Company.

Our opinions expressed above are limited to the laws of the Province of British Columbia, and the federal laws of Canada applicable therein

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the *Securities Act of 1933*.

Yours truly,

FASKEN MARTINEAU DuMOULIN LLP

/s/ Fasken Martineau DuMoulin LLP